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                                                                 EXHIBIT 23.1




                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated February 1, 1997, on our audits of the financial statements of Cardiothoracic Systems, Inc. as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period from June 15, 1995 (date of inception) to December 31, 1995, which report is included in the Company's Annual Report to Stockholders.

                                                   COOPERS & LYBRAND, L.L.P.


San Jose, California
March 26, 1997


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                         CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report on Form 10-K of our report dated February 12, 1996, on our audits of the financial statements of Informed Creation as of June 14, 1995 and for the period from January 1, 1995 to June 14, 1995, the year ended December 31, 1994, and the cumulative period from November 3, 1993 (date of inception) to June 14, 1995, which report is included in the Company's Annual Report to Stockholders.


                                                   COOPERS & LYBRAND, L.L.P.


San Jose, California
March 26, 1997


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